UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 30, 2008

ACCURIDE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32483	61-1109077
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7140 Office Circle, Evansville, IN	47715
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (812) 962-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 30, 2008, Accuride Corporation (the “Company”) sent a notice to draw $95 million in principal amount under its existing $125 million revolving credit facility (the “Revolving Credit Facility”) under the Fourth Amended and Restated Credit Agreement dated January 31, 2005, as amended on November 28, 2007, by and among the Company, Accuride Canada Inc., the lenders party thereto, Citicorp USA, Inc., as administrative agent, Lehman Commercial Paper Inc., as syndication agent, UBS Securities LLC, as documentation agent, and Citigroup Global Markets Inc. and Lehman Brothers Inc., as joint lead arrangers and joint book-runners.

On October 31, 2008, the Company received $78.4 million in proceeds in connection with the draw down notice.  The Company does not expect that Lehman Commercial Paper Inc. will fund its $16.6 million portion of the draw down due to its bankruptcy filing.  The remaining undrawn committed amount of the Revolving Credit Facility after giving effect to the borrowing described above is approximately $30 million.  Lehman Commercial Paper Inc.’s remaining commitment under the Revolving Credit Facility, in excess of the requested draw, is approximately $7.6 million.

Interest on the unpaid principal amount of revolving credit advances under the Revolving Credit Facility bear interest at a rate per annum equal to, at the option of the Company, in the case of U.S. revolving credit advances, or Accuride Canada Inc., in the case of Canadian revolving credit advances, a base rate or Eurodollar rate plus, in each case, an applicable margin which is subject to adjustment based on the leverage ratio of the Company and its restricted subsidiaries.  The base rate is a fluctuating interest rate equal to the highest of (a) the base rate reported by Citibank, N.A. (or, with respect to Accuride Canada Inc., the reference rate of interest established or quoted from time to time by Citibank Canada and then in effect for determining interest rates on U.S. dollar denominated commercial loans made by Citibank Canada in Canada), (b) a reserve adjusted three-week moving average of offering rates for three-month certificates of deposit plus one-half of one percent (0.5%) and (c) the federal funds effective rate plus one-half of one percent (0.5%).  The Revolving Credit Facility terminates in January 2010.

The Company is borrowing under the Revolving Credit Facility to enhance the quality of the Company’s liquidity in light of current financial market conditions.

The Company announced this transaction in a press release dated October 30, 2008, a copy of which is filed as Exhibit 99.1 to this Form 8-K.  The material terms of the Revolving Credit Facility are described in the Company’s Form 8-K, filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 4, 2005, as amended in the Company’s Form 8-K, filed with the SEC on November 29, 2007, and in Note 6 to the Company’s Consolidated Financial Statements included in its Form 10-K filed for the year ended December 31, 2007.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1 Press Release of Accuride Corporation, dated October 30, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURIDE CORPORATION

Date:	November 4, 2008	/s/ David K. Armstrong
David K. Armstrong
Senior Vice President / Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Accuride Corporation, dated October 30, 2008.